EXHIBIT 4.2

                                                               Execution Copy

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is made and entered into as of June 2, 2000 by and among Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), Northern Border Intermediate Limited Partnership, a Delaware limited partnership, and Banc of America Securities LLC ("BOA"), Banc One Capital Markets, Inc. and SunTrust Equitable Securities (the "Initial Purchasers"), who have agreed to purchase the Partnership's 8 7/8% Senior Notes due 2010 (the "Senior Notes") pursuant to and subject to the terms and conditions of a certain Purchase Agreement, dated May 26, 2000 (the "Purchase Agreement"), by and among the Partnership and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Senior Notes, the Partnership has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Senior Notes pursuant to the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1.        DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Advice:  As defined in Section 6(d) hereof.

                  Affiliate: With respect to any specified Person, "Affiliate" shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, with respect to the Partnership "Affiliate" shall mean Northern Border Pipeline Company, Northern Border Intermediate Limited Partnership, Northern Plains Natural Gas Company, Pan Border Gas Company and Northwest Border Pipeline Company.

                  Authorized Officer: Any of the Chief Executive Officer,
Chief Financial and Accounting Officer or any vice president of the Partnership, acting singly.

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Broker-Dealer Transfer Restricted Securities: New Senior
Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Senior Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Senior Notes acquired directly from the Partnership or any of its Affiliates).

                  Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

                  Closing Date: The date of this Agreement.

                  Commission: The Securities and Exchange Commission.

                  Consummate: The Exchange Offer shall be deemed "consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Senior Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Partnership to the Trustee under the Indenture of New Senior Notes in the same aggregate principal amount as the aggregate principal amount of Senior Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

                  Damages Payment Date: With respect to the Transfer Restricted Securities, each Interest Payment Date until the earlier of (i) the date on which Liquidated Damages are no longer payable and (ii) maturity of the Notes.

                  Definitive Notes: As defined in the Indenture.

                  Effectiveness Target Date: As defined in Section 5.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  Exchange Offer: The registration by the Partnership under the Securities Act of the New Senior Notes pursuant to an Exchange Offer Registration Statement pursuant to which the Partnership offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Senior Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Senior Notes (a) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act and (b) to certain institutional "accredited investors" as such term is defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act.

                  Global Note Holder: A "Holder" as defined in the Indenture.

                  Holders: As defined in Section 2(b) hereof.

                  Indenture: The Indenture, dated as of the Closing Date, among the Partnership and Bank One Trust Company, N.A., as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: As defined in the preamble hereto.

                  Interest Payment Date: As defined in the Indenture and the Notes.

                  Liquidated Damages: As defined in Section 5 hereof.

                  Memorandum: As defined in the Purchase Agreement.

                  NASD: National Association of Securities Dealers, Inc.

                  Notes: The Senior Notes and the New Senior Notes.

                  New Senior Notes: The Partnership's 8 7/8% Senior Notes due 2010, Series A to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any holder of Senior Notes covered by a Shelf Registration Statement, in exchange for such Senior Notes.

                  Person: An individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof or any other entity.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Record Holder: With respect to any Damages Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Partnership relating to (a) an offering of New Senior Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) which is filed pursuant to the provisions of this Agreement, and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Restricted Broker-Dealer: Any Broker-Dealer that holds Broker-Dealer Transfer Restricted Securities.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  Shelf Filing Deadline: As defined in Section 4 hereof.

                  Shelf Registration Statement: As defined in Section 4 hereof.

                  TIA: The Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.

                  Transfer Restricted Securities: Each Senior Note, until the earliest to occur of (a) the date on which such Senior Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Senior Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Senior Note is distributed to the public pursuant to Rule 144 or is saleable pursuant to Rule 144(k) under the Securities Act and (d) the date on which such Senior Note is distributed by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Partnership are sold to an underwriter for reoffering to the public.

SECTION 2.        SECURITIES SUBJECT TO THIS AGREEMENT

                  (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.        REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Partnership shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date, the Exchange Offer Registration Statement under the Securities Act relating to the New Senior Notes and the Exchange Offer, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Senior Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the New Senior Notes to be offered in exchange for the Transfer Restricted Securities and to permit sales of Broker- Dealer Transfer Restricted Securities by Broker-Dealers as contemplated by Section 3(c) below.

                  (b) The Partnership shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously for a period of thirty (30) days from the date on which the Exchange Offer Registration Statement is declared effective and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Partnership shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Partnership shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

                  (c) The Partnership shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate that any Restricted Broker-Dealer who holds Senior Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Partnership or one of its Affiliates) may exchange such Senior Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of the New Senior Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales of Broker-Dealer Transfer Restricted Securities that the Commission may require in order to permit such sales pursuant thereto but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                  The Partnership shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Broker-Dealer Transfer Restricted Securities acquired by Restricted Broker-Dealers and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 120 days from the date on which the Exchange Offer Registration Statement is declared effective or, if shorter, until all Broker-Dealer Transfer Restricted Securities have been sold thereunder.

                  The Partnership shall provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request at any time during such 120 day period in order to facilitate such sales.

SECTION 4.        SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Partnership is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Partnership within twenty (20) Business Days of the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or
(B) such Holder may not resell the New Senior Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Senior Notes acquired directly from the Partnership or one of its Affiliates, then the Partnership shall:

                  (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 60th day after the date on which the Partnership receives notice from the Commission or determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, (2) the 60th day after the date on which the Partnership receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 150th day after the Closing Date (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer

         Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                  (y) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline.

                  The Partnership shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least 18 months (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Securities Act or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold pursuant thereto.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Partnership in writing, within 15 Business Days after receipt of a request therefor, such information as the Partnership may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Partnership all information required to be disclosed in order to make the information previously furnished to the Partnership by such Holder not materially misleading.

SECTION 5.        LIQUIDATED DAMAGES

                  If (i) any of the Registration Statements required by this Agreement are not filed with the Commission on or prior to the date specified for such filing in this Agreement then additional interest shall accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum from the date such filing was required; (ii) any of such Registration Statements have not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date") then additional interest shall accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum from the Effectiveness Target Date; (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement then additional interest shall accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum from the 31st Business Day after the Effectiveness Target Date; or (iv) any Registration Statement required by this

Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to such Registration Statement, the effectiveness of another Registration Statement or the use of the Prospectus (as amended or supplemented) is again permitted that cures such failure then additional interest shall accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum from the 31st day following such Registration Statement ceasing to be effective (each such event referred to in clauses (i) through (iv), a "Registration Default"). The additional interest rate owing pursuant to the preceding clauses (i) through (iv) shall be increased by 0.25% per annum each 90-day period that such Registration Default continues, provided such additional interest does not exceed the Maximum Rate, as defined below.

                  All accrued Liquidated Damages (as defined below) shall be paid to the Global Note Holders or Holders of certificated Notes by the Partnership on each Interest Payment Date generally in accordance with the provisions in the Indenture regarding payment of interest. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or the Prospectus to be made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv) ("Liquidated Damages"), as applicable, shall cease. Liquidated Damages on the Senior Notes may not exceed, in the aggregate, 1% of the face amount of the Senior Notes per annum (the "Maximum Rate").

                  All obligations of the Partnership set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.        REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Partnership shall comply with all applicable provisions of Section 6(c) below, shall use its reasonable best efforts to effect such exchange to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (which shall be in a manner consistent with the terms of this Agreement), and shall comply with all of the following provisions:

                  (i) If, following the date hereof and prior to the Consummation of the Exchange Offer, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Partnership there is a substantial question as to whether the Exchange Offer is permitted by applicable law or Commission policy, the Partnership hereby agrees to seek a no-action letter or other favorable decision from the Commission staff allowing the Partnership to Consummate an Exchange Offer for such Senior Notes. The Partnership hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Partnership hereby agrees, however, to take all such other actions as are reasonably requested by the Commission or the Commission staff or otherwise required in connection with the issuance of such decision, including without limitation, to (A) participate in telephonic conferences with the Commission or the Commission staff, (B) deliver to the Commission or the Commission staff an analysis prepared by counsel to the Partnership setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                  (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Partnership, prior to the Consummation thereof, a written representation to the Partnership (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Partnership, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities
         Act) of the New Senior Notes to be issued in the Exchange Offer and (C) it is acquiring the New Senior Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Partnership's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13,
         1988), as interpreted in the Commission's letter to Sherman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Senior Notes obtained by such Holder in exchange for Senior Notes acquired by such Holder directly from the Partnership or an Affiliate thereof.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Partnership shall provide a supplemental letter to the Commission (A) stating that the

         Partnership is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Partnership has not entered into any arrangement or understanding with any Person to distribute the New Senior Notes to be received in the Exchange Offer and that, to the best of the Partnership's information and belief, each Holder participating in the Exchange Offer is acquiring the New Senior Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Senior Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Partnership shall comply with all the provisions of
Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Partnership will as expeditiously as possible, and in any event within the time periods and otherwise in accordance with the provisions hereof, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                  (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Restricted Broker-Dealers), the Partnership shall:

                  (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Partnership shall (1) file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462, as applicable under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the managing underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment thereto has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Partnership shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

                  (iv) upon written request, furnish to the Initial Purchasers, and, upon written request, to each of the selling Holders and each of the managing underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review of such selling Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Partnership will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or

         Prospectus to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or managing underwriter in connection with such sale, if any, shall be deemed to have reasonably objected to such filing (A) if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act or (B) if any of the information furnished to the Partnership by the selling Holder or managing underwriter in connection with such sale, if any, and included in such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed is incorrect in any respect;

                  (v) upon written request, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Partnership's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriters, if any, reasonably may request;

                  (vi) in the case of a shelf registration, make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in the disposition pursuant to such Registration Statement, if any, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all relevant financial and other records, pertinent corporate documents and properties of the Partnership and cause the officers, directors and employees of the Partnership to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (vii) if requested by any selling Holders or the managing underwriter(s) in connection with such sale, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such managing underwriter(s), if any, may request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Partnership is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated by the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the managing underwriter(s) in connection with such sale, if any, unless such Transfer Restricted Securities are already so rated;

                  (ix) furnish to each selling Holder and each of the managing underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to each selling Holder and each of the managing underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Partnership hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties with respect to the business of the Partnership as are customarily addressed in representations and warranties made by issuers to underwriters in underwritten offerings, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or managing underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Partnership shall:

                           (A) furnish to each Initial Purchaser, each selling
                  Holder and each managing underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                           (1) a certificate, dated the date of Consummation of
                  the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Partnership by any Authorized Officer, confirming, as of the date thereof, the matters set forth in paragraph (g) of
                  Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                           (2) opinions, dated the date of Consummation of the
                  Exchange Offer or of effectiveness of the Shelf Registration Statement, as the case may be, of counsel or counsels for the Partnership, covering the matters set forth in paragraphs (c) and (d) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel for the Partnership has participated in conferences with officers of the Partnership and other representatives of the Partnership, representatives of the independent public accountants for the Partnership and representatives of and counsel to the Initial Purchasers at which the contents of such Registration Statement and the related Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein (except as specifically stated in such opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that have caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment as to the financial statements and related statistical or financial information and schedules included in any Registration Statement contemplated by this Agreement or the related Prospectus); and

                           (3) customary comfort letters, dated as of the date
                  of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Partnership's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with Underwritten Offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(e) and (f) of the Purchase Agreement, without exception;

                           (B) set forth in full or incorporate by reference in
                  the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Partnership pursuant to this clause (xi), if any.

                  The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and, if at any time the representations and warranties of the Partnership contemplated in clause (A)(1) above cease to be true and correct in any material respect, the Partnership shall so advise the Initial Purchasers and the managing underwriter(s), if any, each selling Holder and each Restricted Broker-Dealer promptly and, if requested by such Persons, shall confirm such advice in writing;

                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the managing underwriter(s), if any, and its counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or managing underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Partnership shall not be required to register or qualify as a foreign entity where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) shall issue, upon the request of any Holder of Senior Notes covered by any Shelf Registration Statement contemplated by this Agreement, New Senior Notes, having an aggregate principal amount equal to the aggregate principal amount of the Senior Notes surrendered to the Partnership by such Holder in exchange therefor or being sold by such Holder; such New Senior Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Senior Notes held by such Holder shall be surrendered to the Partnership for cancellation;

                  (xiv) cooperate with the selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                  (xv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) subject to Section 6(c)(i), if any fact or event contemplated by clause 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

                  (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD), and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Partnership's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                  (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Partnership are then listed if requested by the Holders of a majority in aggregate principal amount of Senior Notes or the managing underwriter(s), if any; and

                  (xxii) promptly provide or make available to the Holders of the Notes, all financial information and reports at the time and in the manner provided for in Section 4.03 of the Indenture.

                  (d) Restrictions on Holders. (i) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice from the Partnership of the existence of any fact of the kind described in
Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Partnership that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Partnership, each Holder will deliver to the Partnership (at the Partnership's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Partnership shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

                  (ii) The Partnership may require a Holder of Transfer Restricted Securities to be included in a Registration Statement to furnish to the Partnership such information as required by law to be disclosed by such Holder in such Registration Statement, and the Partnership may exclude from such Registration Statement the Transfer Restricted Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

SECTION 7.        REGISTRATION EXPENSES

                  All expenses incident to the Partnership's performance of or compliance with this Agreement will be borne by the Partnership, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Senior Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Partnership;
(v) all messenger and delivery services and telephone expenses of the Partnership; and (vi) all fees and disbursements of independent certified public accountants of the Partnership (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Partnership will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of any of the Partnership's officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Partnership.

SECTION 8.        INDEMNIFICATION

                  (a) The Partnership shall indemnify and hold harmless each Holder, its directors, officers and employees and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, judgments and actions, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, judgment or action relating to purchases and sales of Notes), to which that Holder, its directors, officers, employees or controlling Persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, judgment or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement, Preliminary Prospectus or Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Registration Statement, Preliminary Prospectus or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder and each director, officer, employee or controlling Person promptly upon demand for any legal or other expenses reasonably incurred by such Holder, director, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability, judgment or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Preliminary Prospectus or Prospectus, or in any such amendment or supplement or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Holder specifically for inclusion therein.

                  (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Partnership, the Partnership Policy Committee of the Partnership, the Audit Committee of the Partnership, the employees and officers of the Partnership, the General Partners, the employees and officers of the General Partners, and each Person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the

"Partnership Indemnitees"), from and against any and all losses, claims, damages, liabilities, judgments or actions, joint or several, or any action in respect thereof, to which the Partnership Indemnitees may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, judgment or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Preliminary Prospectus or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Registration Statement, Preliminary Prospectus or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Memorandum any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Holder specifically for inclusion therein and described in
Section 8(e), and shall reimburse the Partnership Indemnitee or controlling Person for any legal or other expenses reasonably incurred by the Partnership Indemnitee in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Partnership Indemnitees.

                  (c) Promptly after receipt by any indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party and the payment of all fees and expenses of such counsel shall be the responsibility of the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ separate counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying parties under this Section 8 if,
(i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party. In any case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) of all indemnified parties, and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by BOA, in the case of the parties indemnified pursuant to Section 8(a) and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage, liability, judgment or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, judgment or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Holders, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage, liability, judgment or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Holders, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Partnership as set forth in the table on the cover page of the Memorandum, on the one hand, and the total net proceeds received by such Holder upon its resale of Notes less the amount paid by such Holder for such Notes, on the other hand, bear to the total sum of such amounts. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or such Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, judgment or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder, and none of its directors, officers, employees or controlling Persons, shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total net proceeds received by such Holder upon its resale of Notes exceeds the sum of the amount paid by such Holder for such Notes and the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 8(d) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

                  (e) The Holders severally confirm, and the Partnership acknowledges, that the statements with respect to the offering of the Notes set forth in the bottom paragraph on the cover page of, and the disclosure in the second, fifth and seventh through tenth paragraphs under the caption "Plan of Distribution" in the Memorandum are correct and constitute the only information furnished in writing to the Partnership by or on behalf of the Holders specifically for inclusion in the Memorandum.

SECTION 9.        RULE 144A

                  The Partnership hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Partnership is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.       PARTICIPATION IN UNDERWRITTEN REGISTRATION

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.       SELECTION OF UNDERWRITERS

                  For any Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Partnership. Such investment bankers and managers are referred to herein as the "managing underwriters."

SECTION 12.       MISCELLANEOUS

                  (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Partnership agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Partnership will not on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Partnership is not currently bound by any agreement granting registration rights with respect to its securities that conflicts with the registration rights set forth herein.

                  (c) Adjustments Affecting the Notes. The Partnership will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 5 hereof and this Section 12(d), the Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Partnership has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                           With a copy to:

                                    Banc of America Securities, LLC
                                    100 North Tryon Street
                                    Charlotte, North Carolina 28255
                                    Attention: Syndicate Operations
                                    Telecopy No.: (704) 388-9212


                  (ii) if to the Initial Purchasers, to the Initial Purchasers' address specified in Section 12(a) of the Purchase Agreement.

                  (iii) if to the Partnership:

                                    Northern Border Partners, L.P.
                                    c/o Northern Plains Natural Gas Company
                                    1111 South 103rd Street
                                    Omaha, Nebraska 68124-1000
                                    Telecopy No.: (402) 398-7871
                                    Attention: Director of Finance

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted

Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by owning and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Partnership with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (l) No Personal Liability. None of the members of the Partnership Policy Committee or the General Partners or the General Partners' directors, officers, employees, partners, incorporators or stockholders, if any, shall have any liability for any of the Partnership's obligations under the notes or the indenture or hereunder or for any claim based on, in respect of, or by reason of, such obligations or their creation.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      NORTHERN BORDER PARTNERS, L.P.


                                      By: /s/ Jerry L. Peters
                                          --------------------------------------
                                      Name:    Jerry L. Peters
                                      Title:   Chief Financial and Accounting
                                               Officer


                                      NORTHERN BORDER INTERMEDIATE LIMITED
                                      PARTNERSHIP


                                      By: /s/ Jerry L. Peters
                                          --------------------------------------
                                      Name:    Jerry L. Peters
                                      Title:   Chief Financial and Accounting
                                               Officer




BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
SUNTRUST EQUITABLE SECURITIES



By:  BANC OF AMERICA SECURITIES LLC


By:  /s/ Lynn McConnell
     --------------------------------
     Name: Lynn T. McConnell
     Title:   Managing Director